AMENDMENT TO FUND PARTICIPATION AGREEMENT

         This Amendment is dated _________, 2009 to the September 30, 1999 Fund Participation Agreement, as amended, by and among First Defined Portfolio Fund, LLC (the "Fund"), a Delaware limited liability company, and Prudential Annuities Life Assurance Corporation (formerly known as American Skandia Life Assurance Corporation) (the "Company"), a Connecticut stock life insurance company, on behalf of itself and each separate account of the company (each separate account referred to as the "Separate Account" and collectively as the "Separate Accounts"); First Trust Advisors L.P., a limited partnership organized under the laws of the State of Illinois and investment adviser to the Fund (the "Adviser"); and First Trust Portfolios L.P. (formerly known as Nike Securities L.P.) (the "Distributor"), a limited partnership organized under the laws of the State of Illinois and principal underwriter/distributor of the Fund (the "Agreement").

          1. The list of portfolios of the Fund in which the Separate Account may invest as set forth in Schedule B of the Agreement is hereby amended in its entirety as follows:

                  "The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund:

                  Target Managed VIP
                  The Dow Dart 10
                  Global Dividend Target 15
                  S&P Target 24
                  NASDAQ Target 15
                  First Trust Target Focus Four
                  Value Line Target 25
                  Dow Target Dividend"

          2. A new Section 2.13 is hereby added to the Agreement:

                  "The Company represents and warrants that it has policies, procedures and internal controls in place that are reasonably designed to comply with all applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control."


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

First Defined Portfolio Fund, LLC,           First Trust Advisors L.P.
  a Delaware limited liability company


By___________________________________        By_____________________________
   Its__________________________________        Its____________________________


Prudential Annuities Life Assurance          First Trust Portfolios L.P.
  Corporation, a Connecticut stock life
  insurance company


By___________________________________        By_____________________________
   Its__________________________________        Its____________________________




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